Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE QUARTER ENDED MARCH 31, 2019, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA…April 17, 2019… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $5,216,000, and fully diluted earnings per common share of $0.38 for the three months ended March 31, 2019, compared to $5,291,000 and $0.38 per fully diluted common share for the three months ended March 31, 2018.
FIRST QUARTER FINANCIAL HIGHLIGHTS

•	Net loans increased $3.1 million or 0.34%, and total assets increased $26.4 million or 1.72% at March 31, 2019 compared to December 31, 2018.

•	Total deposits increased 0.80% to $1.29 billion at March 31, 2019 compared to December 31, 2018.

•	Total cost of deposits remain at low levels at 0.12% and 0.07% for the quarter ended March 31, 2019 and 2018, respectively.

•	Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 42.10% and 40.01% for the quarters ended March 31, 2019 and 2018, respectively.

•
Capital positions remain strong at March 31, 2019 with a 11.69% Tier 1 Leverage Ratio; a 15.13% Common Equity Tier 1 Ratio; a 15.58% Tier 1 Risk-Based Capital Ratio; and a 16.41% Total Risk-Based Capital Ratio.

•	The Company declared a $0.11 per common share cash dividend, payable on May 17, 2019 to shareholders of record on May 3, 2019.

•
During the quarter ended March 31, 2019, the Company repurchased and retired a total of 97,479 shares at an average price paid per share of $19.20. Since the Company approved the stock repurchased program on July 18, 2018, the Company has repurchased and retired a total of 145,341 shares at an average price paid per share of $19.03.

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•	After extensive evaluation, the Company will consolidate the Rancho Cordova and Fair Oaks offices and open a new full-service branch in Gold River during the second quarter of 2019.
“While we experienced modest loan and deposit growth in the first quarter, we have maintained our strong core deposit mix which allows us to continue to deliver our relationship approach to community banking,” stated James M. Ford, President & CEO of Central Valley Community Bank and Central Valley Community Bancorp. “With very low levels of nonperforming assets and strong capital levels, we stand ready to meet the needs of our communities.” Ford went on to state, “Our plans to further reduce overhead expenses are taking hold and with the consolidation of two branches in the second quarter, we are positioned to further improve delivery and efficiency.”
Net income for the three months ended March 31, 2019 decreased 1.42%, primarily driven by an increase in non-interest expense and an increase in the provision for income taxes, partially offset by an increase in net interest income and an increase in net realized gains on sales and calls of investment securities compared to the three months ended March 31, 2018. During the three months ended March 31, 2019, the Company recorded a $25,000 reverse provision for credit losses, compared to no provision during the three months ended March 31, 2018. Net interest income before the provision for credit losses for the three months ended March 31, 2019 was $15,835,000, compared to $15,426,000 for the three months ended March 31, 2018, an increase of $409,000 or 2.65%. The impact to interest income from the accretion of the loan marks on acquired loans was $259,000 and $258,000 for the three months ended March 31, 2019 and 2018, respectively. In addition, net interest income before the provision for credit losses for the three months ended March 31, 2019 was benefited by approximately $127,000 in nonrecurring income from prepayment penalties and payoff of loans previously on nonaccrual status, as compared to a $21,000 in income reversals for the three months ended March 31, 2018. Excluding these reversals and benefits, net interest income for the three months ended March 31, 2019 increased by $261,000 compared to the three months ended March 31, 2018.
During the three months ended March 31, 2019, the Company’s shareholders’ equity increased $7,717,000, or 3.51%, compared to December 31, 2018. The increase in shareholders’ equity was driven by the retention of earnings, net of dividends paid, and an increase in net unrealized gains on available-for-sale (AFS) securities recorded, net of estimated taxes, in accumulated other comprehensive income (AOCI).

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Return on average equity (ROE) for the three months ended March 31, 2019 was 9.42%, compared to 10.15% for the three months ended March 31, 2018. The decrease in ROE was primarily due to the increase in shareholders’ equity compared to last year. The Company declared and paid $0.10 and $0.07 per share in cash dividends to holders of common stock during the three months ended March 31, 2019 and 2018, respectively. Annualized return on average assets (ROA) was 1.35% for the three months ended March 31, 2019 and 1.30% for the three months ended March 31, 2018. During the three months ended March 31, 2019, the Company’s total assets increased 1.72%, and total liabilities increased 1.42%, compared to December 31, 2018.
Non-performing assets decreased by $1,192,000, or 43.50%, to $1,548,000 at March 31, 2019, compared to $2,740,000 at December 31, 2018. During the three months ended March 31, 2019, the Company recorded $39,000 in net loan recoveries, compared to $10,000 in net recoveries for the three months ended March 31, 2018. The net charge-off (recovery) ratio, which reflects annualized net recoveries to average loans, was (0.02)% for the three months ended March 31, 2019, compared to 0.00% for the same period in 2018. Total non-performing assets were 0.10% and 0.18% of total assets as of March 31, 2019 and December 31, 2018, respectively.
At March 31, 2019, the allowance for credit losses was $9,118,000, compared to $9,104,000 at December 31, 2018, a net increase of $14,000 reflecting the net recoveries and reverse provision during the period. The allowance for credit losses as a percentage of total loans was 0.99% at both March 31, 2019 and December 31, 2018. Total loans includes loans acquired in the acquisitions of Folsom Lake Bank on October 1, 2017, Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses. The recorded value of acquired loans totaled $175,177,000 at March 31, 2019 and $189,719,000 at December 31, 2018. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.22% and 1.25% as of March 31, 2019 and December 31, 2018, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.22% and 1.25%, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at March 31, 2019.
The Company’s net interest margin (fully tax equivalent basis) was 4.63% for the three months ended March 31, 2019, compared to 4.31% for the three months ended March 31, 2018. The increase in net interest

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margin in the period-to-period comparison resulted from the increase in the effective yield on interest earning deposits in other banks and Federal Funds sold, the increase in the effective yield on average investment securities, and the increase in the yield on the Company’s loan portfolio.
For the three months ended March 31, 2019, the effective yield on average total earning assets increased 36 basis points to 4.76% compared to 4.40% for the three months ended March 31, 2018, while the cost of average total interest-bearing liabilities increased to 0.24% for the three months ended March 31, 2019 as compared to 0.15% for the three months ended March 31, 2018. Over the same periods, the cost of average total deposits increased to 0.12% for the three months ended March 31, 2019 compared to 0.07% for the same period in 2018.
For the three months ended March 31, 2019, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $495,805,000, a decrease of $81,956,000, or 14.19%, compared to the three months March 31, 2018. The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, increased to 3.13% for the three months ended March 31, 2019, compared to 2.77% for the three months ended March 31, 2018.
Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased $3,207,000, from $902,904,000 for the three months ended March 31, 2018 to $906,111,000 for the three months ended March 31, 2019. The increase in loans was partially offset by the sale of the Company’s credit card portfolio of approximately $2,504,000 during the second quarter of 2018. The effective yield on average loans increased to 5.64% for the three months ended March 31, 2019, compared to 5.42% for the three months ended March 31, 2018.
Total average assets for the three months ended March 31, 2019 was $1,540,721,000 compared to $1,624,504,000 for the three months ended March 31, 2018, a decrease of $83,783,000 or 5.16%. During the three months ended March 31, 2019 and 2018, the loan-to-deposit ratio was 71.32% and 65.96%, respectively. Total average deposits decreased $94,641,000 or 6.83% to $1,290,012,000 for the three months ended March 31, 2019, compared to $1,384,653,000 for the three months ended March 31, 2018. Average interest-bearing deposits decreased $83,847,000, or 10.09%, and average non-interest bearing demand deposits decreased $10,794,000, or 1.95%, for the three months ended March 31, 2019, compared to the three months ended March 31, 2018. The

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Company’s ratio of average non-interest bearing deposits to total deposits was 42.10% for the three months ended March 31, 2019, compared to 40.01% for the three months ended March 31, 2018.
Non-interest income for the three months ended March 31, 2019 increased by $205,000 to $2,976,000, compared to $2,771,000 for the three months ended March 31, 2018, primarily driven by an increase of $237,000 in net realized gains on sales and calls of investment securities and an increase of $62,000 in other income, offset by a decrease in loan placement fees of $27,000 and a decrease in service charge income of $65,000.
Non-interest expense for the three months ended March 31, 2019 increased $299,000, or 2.63%, to $11,667,000 compared to $11,368,000 for the three months ended March 31, 2018. The net increase year over year resulted from increases in information technology of $565,000, salaries and employee benefits of $74,000, directors’ expenses of $86,000, and credit card expenses of $53,000, offset by decreases in acquisition and integration expenses of $217,000, professional services of $111,000, data processing expenses of $85,000, and occupancy and equipment expenses of $58,000 in 2019 compared to 2018. The increase in the information technology expenses was a result of the Company outsourcing its network maintenance and IT support during the fourth quarter of 2018. The increase in the directors’ expenses was related to the change in the discount rate used to calculate the liability for deferred compensation and split dollar plans.
The Company recorded an income tax provision of $1,953,000 for the three months ended March 31, 2019, compared to $1,538,000 for the three months ended March 31, 2018. The effective tax rate for the three months March 31, 2019 was 27.24% compared to 22.52% for the three months March 31, 2018. The increase in the effective rate was a result of a decrease in tax-exempt interest.
Quarterly Dividend Announcement
On April 17, 2019, the Board of Directors of the Company declared an increase in the regular quarterly cash dividend to $0.11 per share on the Company’s common stock. The dividend is payable on May 17, 2019 to shareholders of record as of May 3, 2019.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 21 full-service offices throughout California’s San Joaquin Valley and Greater Sacramento Region.  Additionally, the Bank

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maintains Commercial Real Estate, Agribusiness and SBA Lending Departments. Central Valley Investment Services are provided by Raymond James Financial, Inc.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Robert J. Flautt, Gary D. Gall, Steven D. McDonald, Louis C. McMurray, Karen Musson, and William S. Smittcamp. Sidney B. Cox is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
###
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions at the international, national or local level on the Company’s results of operations; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the quality of the Company’s earning assets; (7) changes in the regulatory environment; (8) fluctuations in the real estate market; (9) changes in business conditions and inflation; (10) changes in securities markets; and (11) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2018.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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Central Valley Community Bancorp -- page 7

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,	March 31,
(In thousands, except share amounts)	2019	2018	2018

ASSETS
Cash and due from banks	$29,762	$24,954	$26,092
Interest-earning deposits in other banks	2,404	6,725	16,016
Federal funds sold	69	48	115
Total cash and cash equivalents	32,235	31,727	42,223
Available-for-sale investment securities	479,622	463,905	537,389
Equity securities	7,346	7,254	7,296
Loans, less allowance for credit losses of $9,118, $9,104 and $8,788 at March 31, 2019, December 31, 2018, and March 31, 2018, respectively	912,692	909,591	908,701
Bank premises and equipment, net	8,096	8,484	9,429
Bank owned life insurance	29,673	28,502	27,978
Federal Home Loan Bank stock	6,843	6,843	6,843
Goodwill	53,777	53,777	53,777
Core deposit intangibles	2,399	2,572	2,934
Accrued interest receivable and other assets	31,554	25,181	26,427
Total assets	$1,564,237	$1,537,836	$1,622,997

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$550,410	$550,657	$561,490
Interest bearing	742,154	731,641	829,420
Total deposits	1,292,564	1,282,298	1,390,910
Short-term borrowings	7,000	10,000	—
Junior subordinated deferrable interest debentures	5,155	5,155	5,155
Accrued interest payable and other liabilities	32,063	20,645	18,989
Total liabilities	1,336,782	1,318,098	1,415,054
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 13,680,930, 13,754,965, and 13,752,037, at March 31, 2019, December 31, 2018, and March 31, 2018, respectively	102,395	103,851	103,980
Retained earnings	124,138	120,294	107,544
Accumulated other comprehensive income (loss), net of tax	922	(4,407)	(3,581)
Total shareholders’ equity	227,455	219,738	207,943
Total liabilities and shareholders’ equity	$1,564,237	$1,537,836	$1,622,997

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,
	March 31,	December 31,	March 31,
(In thousands, except share and per share amounts)	2019	2018	2018
INTEREST INCOME:
Interest and fees on loans	$12,554	$12,720	$12,006
Interest on deposits in other banks	150	147	98
Interest and dividends on investment securities:
Taxable	3,023	2,977	2,559
Exempt from Federal income taxes	562	530	1,067
Total interest income	16,289	16,374	15,730
INTEREST EXPENSE:
Interest on deposits	393	343	238
Interest on junior subordinated deferrable interest debentures	57	52	43
Other	4	6	23
Total interest expense	454	401	304
Net interest income before provision for credit losses	15,835	15,973	15,426
PROVISION FOR (REVERSAL OF) CREDIT LOSSES	(25)	—	—
Net interest income after provision for credit losses	15,860	15,973	15,426
NON-INTEREST INCOME:
Service charges	690	766	755
Appreciation in cash surrender value of bank owned life insurance	171	173	171
Interchange fees	343	356	345
Loan placement fees	139	162	166
Net realized gains on sales and calls of investment securities	1,052	37	815
Federal Home Loan Bank dividends	121	232	121
Other income	460	678	398
Total non-interest income	2,976	2,404	2,771
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,490	6,585	6,416
Occupancy and equipment	1,479	1,369	1,537
Acquisition and integration expenses	—	—	217
Professional services	327	331	438
Data processing expense	395	407	480
Directors’ expenses	176	84	90
ATM/Debit card expenses	191	170	201
Information technology	777	492	212
Regulatory assessments	152	143	162
Advertising	202	189	189
Internet banking expenses	194	190	195
Amortization of core deposit intangibles	174	174	94
Other expense	1,110	1,276	1,137
Total non-interest expenses	11,667	11,410	11,368
Income before provision for income taxes	7,169	6,967	6,829
PROVISION FOR INCOME TAXES	1,953	1,686	1,538
Net income	$5,216	$5,281	$5,291

Net income per common share:
Basic earnings per common share	$0.38	$0.38	$0.39
Weighted average common shares used in basic computation	13,646,489	13,721,087	13,669,976
Diluted earnings per common share	$0.38	$0.38	$0.38
Weighted average common shares used in diluted computation	13,755,615	13,834,662	13,804,480
Cash dividends per common share	$0.10	$0.09	$0.07

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Mar, 31	Dec. 31,	Sep. 30	Jun. 30,	Mar. 31
For the three months ended	2019	2018	2018	2018	2018
(In thousands, except share and per share amounts)
Net interest income	$15,835	$15,973	$15,907	$15,397	$15,426
Provision for (reversal of) credit losses	(25)	—	—	50	—
Net interest income after provision for credit losses	15,860	15,973	15,907	15,347	15,426
Total non-interest income	2,976	2,404	2,463	2,686	2,771
Total non-interest expense	11,667	11,410	10,791	11,499	11,368
Provision for income taxes	1,953	1,686	1,827	1,569	1,538
Net income	$5,216	$5,281	$5,752	$4,965	$5,291
Basic earnings per common share	$0.38	$0.38	$0.42	$0.36	$0.39
Weighted average common shares used in basic computation	13,646,489	13,721,087	13,715,141	13,692,358	13,669,976
Diluted earnings per common share	$0.38	$0.38	$0.42	$0.36	$0.38
Weighted average common shares used in diluted computation	13,755,615	13,834,662	13,836,828	13,823,278	13,804,480

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
As of and for the three months ended	2019	2018	2018	2018	2018
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	0.99%	0.99%	0.99%	0.95%	0.96%
Non-performing assets to total assets	0.10%	0.18%	0.27%	0.26%	0.25%
Total non-performing assets	$1,548	$2,740	$4,133	$4,092	$4,058
Total nonaccrual loans	$1,548	$2,740	$4,133	$4,092	$4,058
Net loan charge-offs (recoveries)	$(39)	$(79)	$(105)	$(82)	$(10)
Net charge-offs (recoveries) to average loans (annualized)	(0.02)%	(0.03)%	(0.05)%	(0.04)%	—%
Book value per share	$16.63	$15.98	$15.47	$15.32	$15.12
Tangible book value per share	$12.52	$11.87	$11.37	$11.21	$11.00
Tangible common equity	$171,279	$163,389	$156,911	$154,567	$151,232
Cost of total deposits	0.12%	0.10%	0.10%	0.08%	0.07%
Interest and dividends on investment securities exempt from Federal income taxes	$562	$530	$896	$1,045	$1,067
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.63%	4.55%	4.53%	4.33%	4.31%
Return on average assets (2)	1.35%	1.37%	1.48%	1.25%	1.30%
Return on average equity (2)	9.42%	9.82%	10.80%	9.53%	10.15%
Loan to deposit ratio	71.32%	71.64%	71.49%	70.60%	65.96%
Efficiency ratio	63.92%	60.80%	58.65%	62.99%	62.59%
Tier 1 leverage - Bancorp	11.69%	11.48%	11.16%	10.59%	10.10%
Tier 1 leverage - Bank	11.64%	11.32%	11.06%	10.44%	9.89%
Common equity tier 1 - Bancorp	15.13%	15.13%	15.17%	14.35%	14.01%
Common equity tier 1 - Bank	15.50%	15.38%	15.51%	14.59%	14.17%
Tier 1 risk-based capital - Bancorp	15.58%	15.59%	15.64%	14.80%	14.47%
Tier 1 risk-based capital - Bank	15.50%	15.38%	15.51%	14.59%	14.17%
Total risk-based capital - Bancorp	16.41%	16.44%	16.51%	15.64%	15.30%
Total risk based capital - Bank	16.34%	16.23%	16.37%	15.43%	15.01%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended
AVERAGE AMOUNTS	March 31,	December 31,	March 31,
(Dollars in thousands)	2019	2018	2018
Federal funds sold	$105	$42	$61
Interest-bearing deposits in other banks	24,571	25,677	25,458
Investments	471,129	468,410	552,242
Loans (1)	903,415	910,330	898,811
Earning assets	1,399,220	1,404,459	1,476,572
Allowance for credit losses	(9,124)	(9,074)	(8,789)
Nonaccrual loans	2,696	2,586	4,093
Other non-earning assets	147,929	143,965	152,628
Total assets	$1,540,721	$1,541,936	$1,624,504

Interest bearing deposits	$746,875	$740,143	$830,722
Other borrowings	5,766	6,179	10,899
Total interest-bearing liabilities	752,641	746,322	841,621
Non-interest bearing demand deposits	543,137	559,653	553,931
Non-interest bearing liabilities	23,433	20,859	20,352
Total liabilities	1,319,211	1,326,834	1,415,904
Total equity	221,510	215,102	208,600
Total liabilities and equity	$1,540,721	$1,541,936	$1,624,504

AVERAGE RATES
Federal funds sold	2.40%	2.20%	1.51%
Interest-earning deposits in other banks	2.44%	2.29%	1.54%
Investments	3.17%	3.12%	2.83%
Loans (3)	5.64%	5.54%	5.42%
Earning assets	4.76%	4.67%	4.40%
Interest-bearing deposits	0.21%	0.18%	0.12%
Other borrowings	4.23%	3.82%	2.42%
Total interest-bearing liabilities	0.24%	0.21%	0.15%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.63%	4.55%	4.31%

(1)	Average loans do not include nonaccrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $150, $141, and $284, for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, respectively.

(3)	Loan yield includes loan fees (costs) for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018 of $26, $(8), and $121, respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322